EXHIBIT 10.1

FIRST AMENDMENT

TO

LOAN AGREEMENT

This First Amendment to the Loan Agreement (defined below) (this “Amendment”), dated as of September 24, 2020 (the “Effective Date”), is entered into by and among SAREPTA THERAPEUTICS, INC., a Delaware corporation (as “Borrower”), on its own behalf and on behalf of each other Credit Party (if any), BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership formed in England (as a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership (as a “Lender”).

RECITALS

WHEREAS, Borrower, Lenders and the other parties thereto have entered into that certain Loan Agreement dated as of December 13, 2019 (as amended or otherwise modified prior to the date hereof, the “Loan Agreement”); and

WHEREAS, in accordance with Section 11.5 of the Loan Agreement, Borrower (on its own behalf and on behalf of each other Credit Party (if any)) and Lenders desire to amend the Loan Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and intending to be legally bound by this Amendment, each of the undersigned hereby agrees and declares as follows:

SECTION 1.Definitions; Interpretation.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.  The rules of interpretation set forth in the first paragraph of Section 13.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2.Amendments to Loan Agreement.

(a)The Loan Agreement shall be amended by deleting in its entirety clause (ii) of Section 2.2(a) of the Loan Agreement and replacing it as follows:

“(ii)Each Lender severally agrees to make a term loan to Borrower on the Tranche B Closing Date in an original principal amount equal to such Lender’s Applicable Percentage of the Tranche B Loan Amount requested by the Borrower (collectively, the “Tranche B Loan”).”

(b)The Loan Agreement shall be amended by deleting in its entirety Section 2.2(b) of the Loan Agreement and replacing it as follows:

“(b)Repayment.  All unpaid principal (including accrued and capitalized PIK Interest) with respect to the Tranche A Loan (and, for the avoidance of doubt, all accrued, unpaid and uncapitalized interest with respect to the Tranche A Loan and any and all Lender Expenses and other amounts payable under the Loan Documents then due and unpaid (other than, for the avoidance of doubt, unpaid principal and accrued and unpaid interest with respect to the Tranche B Loan)) is due and payable in full on the Tranche A Maturity Date. All unpaid principal with respect to the Tranche B Loan (and, for the avoidance of doubt, all accrued and unpaid interest with respect to the Tranche B Loan and any and all Lender Expenses and other amounts payable under the Loan Documents then due and unpaid) is due and payable in full on the Tranche B Maturity Date.  The Term Loans may be prepaid only in accordance with Section 2.2(c), except as provided in Section 8.1.”

(c)The Loan Agreement shall be amended by deleting in its entirety clause (a) of Section 2.7 of the Loan Agreement and replacing it as follows:

“(a)As additional consideration for each Lender funding a Tranche A Loan pursuant to Section 2.2 and Section 3.5, on the Tranche A Closing Date, Borrower shall pay to such Lender an amount equal to the product of (A) the amount of the Tranche A Loan advanced by such Lender on the Tranche A Closing Date, multiplied by (B) one and three-quarters (1.75%) (each such product, the “Additional Tranche A Commitment Consideration”).  As additional consideration for each Lender funding a Tranche B Loan pursuant to Section 2.2 and Section 3.5, on the Tranche B Closing Date, Borrower shall pay to such Lender an amount equal to the product of (A) the amount of the Tranche B Loan advanced by such Lender on the Tranche B Closing Date, multiplied by (B) two and ninety-five hundredths (2.95%) (each such product, the “Additional Tranche B Commitment Consideration” and, together with the Additional Tranche A Commitment Consideration, the “Additional Commitment Consideration”).  The Additional Tranche A Commitment Consideration and the Additional Tranche B Commitment Consideration, as applicable, shall be fully earned when paid and shall not be refundable for any reason whatsoever and such Additional Commitment Consideration shall be treated as original issue discount for U.S. federal income tax purposes.”

(d)The Loan Agreement shall be amended by deleting in its entirety clause (b) of Section 2.7 of the Loan Agreement and replacing it as follows:

“(b)As additional consideration for each Lender’s having made a Tranche A Loan pursuant to Section 3.5, on the Tranche A Maturity Date or the date of any prepayment of any Tranche A Loan by Borrower (i) pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii) or (ii) as a result of the acceleration of the maturity of the Tranche A Loan pursuant to Section 8.1(a), Borrower shall pay to such Lender an amount equal to such Lender’s Applicable Percentage of the product of (A) the principal amount (including accrued and capitalized PIK Interest) of the Tranche A Loan being paid or prepaid, multiplied by (B) 0.02 (each such product, the “Additional Tranche A Loan Consideration”). As additional consideration for each Lender’s having made a Tranche B Loan pursuant to Section 3.5, on the Tranche B Maturity Date or the date of any prepayment of any Tranche B Loan by

Borrower (i) pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii) or (ii) as a result of the acceleration of the maturity of the Tranche B Loan pursuant to Section 8.1(a), Borrower shall pay to such Lender an amount equal to such Lender’s Applicable Percentage of the product of (A) the principal amount of the Tranche B Loan being paid or prepaid, multiplied by (B) 0.02 (each such product, the “Additional Tranche B Loan Consideration” and, together with the Additional Tranche A Loan Consideration, the “Additional Loan Consideration” and, together with the Additional Commitment Consideration, the “Additional Consideration”). The Additional Loan Consideration shall be fully earned when paid and shall not be refundable for any reason whatsoever.”

(e)The Loan Agreement shall be amended by deleting in its entirety the lead in to Section 3.3 of the Loan Agreement and replacing it as follows:

“The obligation of each Lender to advance its Applicable Percentage of each Term Loan is subject to the following additional conditions precedent (or waiver thereof in accordance with Section 11.5 hereof):”

(f)The Loan Agreement shall be amended by deleting in its entirety Section 3.5 of the Loan Agreement and replacing it as follows:

“3.5Procedures for Borrowing.  Borrower shall deliver to the Collateral Agent by electronic mail or facsimile a completed Payment/Advance Request for each Term Loan executed by a Responsible Officer of Borrower (which notice shall be irrevocable on and after the date on which such notice is given and Borrower, subject to the satisfaction or waiver of all applicable conditions to the making of such Term Loan set forth in this Agreement, shall be bound to make a borrowing in accordance therewith), in which case, subject to the prior satisfaction or waiver of all applicable conditions to the making of such Term Loan set forth in this Agreement, each Lender agrees to advance its Applicable Percentage of such Term Loan to Borrower on the Tranche A Closing Date or Tranche B Closing Date, as applicable, by wire transfer of same day funds in Dollars, to such account(s) in the United States as may be designated in writing to the Collateral Agent by Borrower prior to the Tranche A Closing Date or Tranche B Closing Date, as applicable.  For the avoidance of doubt, the parties hereto agree that Borrower is obligated to deliver a completed Payment/Advance Request for the Tranche B Loan in the manner described above no later than ten (10) Business Days (or such shorter period as may be agreed to by Lenders) prior to the Tranche B Closing Date set forth in such Payment/Advance Request (which shall be no later than November 2, 2020).”

(g)The Loan Agreement shall be amended by deleting the text “the Term Loan Maturity Date” contained in Section 5.2(a)(i) of the Loan Agreement and substituting in lieu thereof the text “any Term Loan Maturity Date”.

(h)The Loan Agreement shall be amended by deleting the text “through the Term Loan Maturity Date” contained in Section 5.7(c)(i) of the Loan Agreement.

(i)The Loan Agreement shall be amended by deleting the text “before the Term Loan Maturity Date” contained in Section 5.7(c)(ii) of the Loan Agreement.

(j)The Loan Agreement shall be amended by deleting the text “the Term Loan Maturity Date” contained in the first sentence of Section 7.1 of the Loan Agreement and substituting in lieu thereof the text “the Tranche A Maturity Date, with respect to the Tranche A Loan, or the Tranche B Maturity Date, with respect to the Tranche B Loan, as applicable”.

(k)The Loan Agreement shall be amended by deleting the text “the Term Loan Maturity Date” contained in the second sentence of Section 7.1 of the Loan Agreement and substituting in lieu thereof the text “the Tranche A Maturity Date, with respect to the Tranche A Loan, or the Tranche B Maturity Date, with respect to the Tranche B Loan, as applicable”.

(l)The Loan Agreement shall be amended by adding to Section 13.1 of the Loan Agreement the following defined term in the appropriate alphabetical order:

““Additional Tranche A Loan Consideration” is defined in Section 2.7(b).”

(m)The Loan Agreement shall be amended by adding to Section 13.1 of the Loan Agreement the following defined term in the appropriate alphabetical order:

““Additional Tranche B Loan Consideration” is defined in Section 2.7(b).”

(n)The Loan Agreement shall be amended by deleting the text “the Term Loan Maturity Date” contained in the definition of “Disqualified Equity Interests” set forth in Section 13.1 of the Loan Agreement and substituting in lieu thereof the text “the latest Term Loan Maturity Date then in effect (it being understood that, for the avoidance of doubt, to the extent any Tranche B Commitment is outstanding on such date, the latest Term Loan Maturity Date then in effect shall be the Tranche B Maturity Date)”.

(o)The Loan Agreement shall be amended by deleting the text “the Term Loan Maturity Date” contained in the definition of “Permitted Convertible Indebtedness” set forth in Section 13.1 of the Loan Agreement and substituting in lieu thereof the text “the latest Term Loan Maturity Date then in effect (it being understood that, for the avoidance of doubt, to the extent any Tranche B Commitment is outstanding on such date, the latest Term Loan Maturity Date then in effect shall be the Tranche B Maturity Date)”.

(p)The Loan Agreement shall be amended by deleting in its entirety clause (s) of the definition of “Permitted Indebtedness” in Section 13.1 of the Loan Agreement and replacing it as follows:

“(s)Permitted Convertible Indebtedness; provided that the sum of (i) the principal amount of Permitted Convertible Indebtedness referred to in clause (a) of the definition thereof plus (ii) the principal amount of Indebtedness incurred pursuant to clause (y) below to purchase or construct a manufacturing plant of the Borrower or any Subsidiary shall not exceed $1,000,000,000 in the aggregate at any time outstanding;”

(q)The Loan Agreement shall be amended by deleting in its entirety clause (y) of the definition of “Permitted Indebtedness” in Section 13.1 of the Loan Agreement and replacing it as follows:

“(y)Indebtedness incurred to purchase or construct a manufacturing plant of the Borrower or any Subsidiary; provided that the sum of (i) the principal amount of such Indebtedness plus (ii) the principal amount of Permitted Convertible Indebtedness referred to in clause (a) of the definition thereof and incurred under clause (s) above shall not exceed $1,000,000,000 in the aggregate at any time outstanding;”

(r)The Loan Agreement shall be amended by deleting the text “the Term Loan Maturity Date” contained in the definition of “Subordinated Debt” set forth in Section 13.1 of the Loan Agreement and substituting in lieu thereof the text “the latest Term Loan Maturity Date then in effect (it being understood that, for the avoidance of doubt, to the extent any Tranche B Commitment is outstanding on such date, the latest Term Loan Maturity Date then in effect shall be the Tranche B Maturity Date)”.

(s)The Loan Agreement shall be amended by deleting in its entirety the defined term “Term Loan Maturity Date” in Section 13.1 of the Loan Agreement and replacing it as follows:

““Term Loan Maturity Date” means, (i) with respect to the Tranche A Loan, the Tranche A Maturity Date and, (ii) with respect to the Tranche B Loan, the Tranche B Maturity Date; provided that, to the extent the Tranche B Closing Date does not occur, the term “Term Loan Maturity Date” shall mean the Tranche A Maturity Date.”

(t)The Loan Agreement shall be amended by deleting in its entirety the defined term “Tranche A Closing Date” in Section 13.1 of the Loan Agreement and replacing it as follows:

““Tranche A Closing Date” means December 20, 2019.”

(u)The Loan Agreement shall be amended by adding to Section 13.1 of the Loan Agreement the following defined term in the appropriate alphabetical order:

““Tranche A Maturity Date” means December 20, 2023.”

(v)The Loan Agreement shall be amended by deleting the text “the Term Loan Maturity Date” contained in the definition of “Tranche A Prepayment Premium” set forth in Section 13.1 of the Loan Agreement and substituting in lieu thereof the text “the Tranche A Maturity Date”.

(w)The Loan Agreement shall be amended by deleting in its entirety the defined term “Tranche B Closing Date” in Section 13.1 of the Loan Agreement and replacing it as follows:

““Tranche B Closing Date” means the date on which the Tranche B Loan is advanced by Lenders, which, as indicated in the Payment/Advance Request for the Tranche B Loan and subject to the satisfaction or waiver of the conditions precedent to the Tranche B Loan set forth in Section 3.2, Section 3.3 and Section 3.5, shall be ten (10) Business Days (or such shorter period as may be agreed to by Lenders) following the delivery by

Borrower to the Collateral Agent of a completed Payment/Advance Request for the Tranche B Loan and, in no event, later than November 2, 2020.”

(x)The Loan Agreement shall be amended by deleting in its entirety the defined term “Tranche B Commitment” in Section 13.1 of the Loan Agreement and replacing it as follows:

““Tranche B Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche B Loan on the Tranche B Closing Date (and, for the avoidance of doubt, no later than November 2, 2020) in the aggregate principal amount set forth opposite such Lender’s name on Exhibit D attached hereto; provided, however, that the parties hereto agree that such commitment, and any obligations of such Lender hereunder with respect thereto, shall terminate automatically without any further action by any party hereto and be of no further force and effect if (x) any prepayment, in whole or in part, of principal amount (including accrued and capitalized PIK Interest) of the Tranche A Loan is made pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Tranche A Loan pursuant to Section 8.1(a) on or before the occurrence of the Tranche B Closing Date or (y) the Tranche B Closing Date does not occur on or before November 2, 2020 (in either of which case, for purposes of this Agreement, such Lender’s Tranche B Commitment equals zero).”

(y)The Loan Agreement shall be amended by deleting in its entirety the defined term “Tranche B Loan Amount” in Section 13.1 of the Loan Agreement and replacing it as follows:

““Tranche B Loan Amount” means an original principal amount equal to Three Hundred Million Dollars ($300,000,000.00); provided, that if either of the events described in clauses (x) or (y) in the proviso to the definition of “Tranche B Commitment” occurs, the Tranche B Loan Amount, for purposes of this Agreement, equals zero.”

(z)The Loan Agreement shall be amended by adding to Section 13.1 of the Loan Agreement the following defined term:

““Tranche B Maturity Date” means December 31, 2024.”

(aa)The Loan Agreement shall be amended by deleting the text “the Term Loan Maturity Date” contained in the definition of “Tranche B Prepayment Premium” set forth in Section 13.1 of the Loan Agreement and substituting in lieu thereof the text “the Tranche B Maturity Date”.

(bb)Exhibit D to the Loan Agreement shall be amended by increasing the Tranche B Commitment of BioPharma Credit Investments V (Master) LP from $75,000,000 to $125,000,000.  For the avoidance of doubt, the Tranche B Commitment of BPCR Limited Partnership (as successor-in-interest to BioPharma Credit PLC in its capacity as a Lender) remains $175,000,000.

SECTION 3.Representations and Warranties; Reaffirmation.

(a)Borrower hereby represents and warrants to each Lender and the Collateral Agent as follows:

(i)Borrower has all requisite power and authority to enter into this Amendment (on its own behalf and on behalf of each other Credit Party (if any)) and to carry out the transactions contemplated hereby.

(ii)This Amendment has been duly executed and delivered by Borrower (on its own behalf and on behalf of each other Credit Party (if any)) and is the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(iii)The execution, delivery and performance by Borrower of this Amendment (on its own behalf and on behalf of each other Credit Party (if any)) have been duly authorized and do not (A) conflict with any of Borrower’s Operating Documents, (B) contravene, conflict with, constitute a default under or violate any Requirements of Law, except to the extent such contravention, conflict, default or violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (C) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of its or their respective properties or assets may be bound, except to the extent such contravention, conflict or violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (D) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been duly obtained or made and are in full force and effect or the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change), (E) constitute a breach of or a default or an event of default under, or result in or permit the termination or acceleration of, any contract by which Borrower or any of its Subsidiaries (or any of its or their assets or properties) is bound, except to the extent such breach, default, event of default, termination or acceleration could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or (F) require any approval or consent of stockholders, members or partners or any approval or consent of any Person (including any counterparty to any contract) except for such approvals or consents which have already been duly obtained and are in full force and effect or the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(b)Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein.  By executing this Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 4.References to and Effect on Loan Agreement.  Except as specifically set forth herein, this Amendment shall not modify or in any way affect any of the provisions of the Loan Agreement, which shall remain in full force and effect and is hereby ratified and confirmed in all respects.  On and after the Effective Date all references in the Loan Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Loan Agreement as amended by this Amendment.

SECTION 5.Counterparts; Etc.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.Governing Law; Venue; Jury Trial Waiver.  THIS AMENDMENT shall be governed by, and construed and interpreted in accordance with the laws of the State of New York.  Each of the Credit Parties, Lenders and the Collateral Agent submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Requirements of Law, in such Federal court; provided, however, that nothing in this Amendment shall be deemed to operate to preclude the Collateral Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Collateral Agent or any Lender.  Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Each party hereto hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of the Loan Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CREDIT PARTIES, LENDERS AND THE COLLATERAL AGENT WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES HERETO TO ENTER INTO THIS AMENDMENT.  EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

SAREPTA THERAPEUTICS, INC.,
as Borrower, on behalf of itself and each other Credit Party (if any)

By:	/s/ Kevin Tan
Name:	Kevin Tan
Title:	Treasurer

Signature Page to First Amendment to Loan Agreement

BIOPHARMA CREDIT PLC,
as Collateral Agent

By:	Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By:	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

BPCR LIMITED PARTNERSHIP,
as a Lender

By:	Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By:	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as a Lender

By:	Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By:	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

Signature Page to First Amendment to Loan Agreement

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